UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 15, 2013

CARPENTER TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5828	23-0458500
(State of or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)

P.O. Box 14662 Reading, Pennsylvania	19612-4662
(Address of principal executive offices)	(Zip Code)

(610) 208-2000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 — Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders (the “Annual Meeting”) of Carpenter Technology Corporation (the “Company”) was held on October 15, 2013.  The following matters were voted on by the Company’s stockholders at the Annual Meeting and the final voting results for each matter are provided below.

Proposal No. 1 - Election of Four Directors.  The following nominees were elected to the Board of Directors for a term expiring in 2016:

Nominee	Votes For	Votes Withheld	Broker Non-Votes

I. Martin Inglis	44,519,429	754,542	3,637,819
Peter N. Stephans	44,728,991	544,980	3,637,819
Kathryn C. Turner	44,763,366	510,605	3,637,819
Stephen M. Ward, Jr.	44,845,283	428,688	3,637,819

Proposal No. 2 - Approval of Appointment of Independent Registered Public Accounting Firm.  The Company’s stockholders approved the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2014:

Votes For	Votes Against	Abstain

47,556,172	1,315,254	40,364

Proposal No. 3 -Approval of the Compensation of the Company’s Named Officers, in an Advisory Vote. The Company’s stockholders approved the compensation of the Company’s named officers, in an advisory vote:

Votes For	Votes Against	Abstain	Broker Non-Votes

44,614,096	533,498	126,377	3,637,819

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARPENTER TECHNOLOGY CORPORATION

	By	/s/ James D. Dee
James D. Dee
Vice President, General Counsel and
Secretary

Date: October 17, 2013

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